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                                                                          EX-10Y


                         THE CHASE MANHATTAN CORPORATION

                        THREE-YEAR INCENTIVE ARRANGEMENT
                                       FOR
                           CERTAIN EXECUTIVE OFFICERS

                             INSTRUMENT OF AMENDMENT



         WHEREAS, The Chase Manhattan Corporation has reserved right to amend the Three-Year Incentive Arrangement For Certain Executive Officers (the "Arrangement");

         WHEREAS, the Compensation Committee of the Board of Directors of The Chase Manhattan Corporation has the authority to amend the Arrangement and now desires to amend the Arrangement as set forth in this Instrument of Amendment;

         NOW, THEREFORE, the Arrangement is hereby amended as follows:

1. The Arrangement is amended by adding the following new third paragraph under the heading "Change in Control":

                  Notwithstanding the foregoing, in the event an Approved Change in Control shall occur, the Committee shall have the authority to reduce the amount of any award that would be payable under the arrangement (and/or to impose additional conditions upon the payment of such award). As used herein, the term "Approved Change in Control" means any Change in Control occurring by reason of or upon the occurrence of the transactions and events contemplated by the Merger Agreement. "Merger Agreement" means any agreement or plan of merger or consolidation between the Corporation and Chemical Banking Corporation that is approved by the Boards of Directors of the Corporation and Chemical Banking Corporation on or before September 30, 1995, as modified from time to time.

2.      The amendment set forth above shall be effective as of August 25, 1995.

         IN WITNESS WHEREOF, the Compensation Committee of The Chase Manhattan Corporation has caused this Instrument of Amendment to be executed as of August 25, 1995.


                                             THE CHASE MANHATTAN CORPORATION




                                             By:  /s/ JOHN J. FARRELL
                                                --------------------------------
                                                John J. Farrell
                                                Executive Vice President